EXHIBIT 10.2

AFTER RECORDING RETURN TO:

Charles C. Benedict, Esq.
Womble Carlyle Sandridge & Rice, PLLC
1201 W. Peachtree Street
Suite 3500
Atlanta, Georgia 30309
STATE OF GEORGIA
COUNTY OF FULTON
DEED TO SECURE DEBT AND SECURITY AGREEMENT
     THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (hereinafter referred to as this “Deed”) made and entered into this 17th day of July, 2002, by and between 1945 THE EXCHANGE, LLC, a Georgia limited liability company, having as a mailing address c/o Abrams Properties, Inc., 1945 The Exchange S.E., Suite 300, Atlanta, Georgia 30339, Attention: President, party of the first part (hereinafter referred to as “Grantor”), and THE OHIO NATIONAL LIFE INSURANCE COMPANY, an Ohio corporation having as a mailing address One Financial Way, Cincinnati, Ohio 45242, party of the second part (hereinafter referred to as “Grantee”),
W I T N E S S E T H:
     That for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor hereinafter set forth, Grantor does hereby grant, bargain, sell, convey, assign, transfer and set over unto Grantee and the successors and assigns of Grantee all of the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances and appurtenances (hereinafter collectively referred to as the “Premises”):
     (a) All that tract or parcel of land and easements more particularly described in Exhibit “A” attached hereto and by this reference made a part hereof (hereinafter referred to as the “Land”).

     (b) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land (the “Secured Property Improvements”), and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be attached to said buildings, structures or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, building supplies and materials, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Premises, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, and all the right, title and interest of Grantor in any such furnishings, furniture, fixtures, machinery, equipment, appliances, and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all tradenames, trademarks, servicemarks, logos and goodwill related thereto which in any way now or hereafter belong, relate or appertain to the Premises or any part thereof or are now or hereafter acquired by Grantor; and all inventory, accounts, chattel paper, documents, equipment, fixtures, farm products, consumer goods and general intangibles constituting proceeds acquired with cash proceeds of any of the property described hereinabove, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Premises as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Deed. The location of the above described collateral is also the location of the Land.
     (c) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Premises or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor.
     (d) All income, rents, issues, profits and revenues of the Premises from time to time accruing (including without limitation all payments under leases or tenancies, proceeds of insurance, condemnation payments, tenant security deposits whether held by Grantor or in a trust account, and escrow funds), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same; reserving only the right to Grantor to collect the same (other than insurance proceeds and condemnation payments) so long as Grantor is not in default hereunder.

     TO HAVE AND TO HOLD the Premises and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Grantee and the successors and assigns of Grantee, IN FEE SIMPLE forever; and Grantor covenants that Grantor is lawfully seized and possessed of the Premises as aforesaid, and has good right to convey the same, that the same is unencumbered except for those matters expressly set forth in Exhibit “B” attached hereto and by this reference made a part hereof, and that Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit “B” attached hereto.
     This conveyance is intended to operate and is to be construed as a deed passing the title to the Premises to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the following described indebtedness:
     (a) The debt evidenced by that certain Real Estate Note (hereinafter referred to as the “Note” and to which Note reference is hereby made for all purposes) dated of even date herewith, made by Grantor, payable to the order of Grantee in the principal face amount of Four Million Nine Hundred Thousand and No/100 Dollars ($4,900,000.00), with the final payment being due on or before August 1, 2012; together with any and all renewals and/or extensions of the indebtedness evidenced by the Note (the “Loan”).
     (b) Any and all additional advances made by Grantee to protect or preserve the Premises or the lien hereof on the Premises, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not the original Grantor remains the owner of the Premises at the time of such advances).
     Should the indebtedness secured by this Deed be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all covenants herein contained in a timely manner, then this Deed shall be canceled and surrendered.
     Grantor hereby further covenants and agrees with Grantee as follows:
ARTICLE I
     1.01 Payment of Indebtedness. Grantor will pay the Note according to the tenor thereof and all other sums now or hereafter secured hereby promptly as the same shall become due.
     1.02 Taxes, Liens and Other Charges.
     (a) In the event of the enactment, after this date, of any law of the state in which the Premises are located deducting from the value of the Premises for the purpose of taxation the amount of any lien thereon, or imposing upon the holder of this Deed the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of mortgages or deeds to secure debt, or debts secured by mortgages or by deeds to secure debt, or Grantee’s interest in the Premises, or the manner of collection of taxes, so as to affect this Deed or the debt secured hereby or the holder thereof, then, and in any such event, Grantor, upon demand by Grantee, shall pay such taxes or assessments, or reimburse Grantee therefor; provided, however, that if, in the opinion of counsel for Grantee, (a) it might be unlawful to require Grantor to make such payment or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then, and in such event, Grantee may elect, by notice in writing given to Grantor, to declare all of the indebtedness secured hereby to be and become due and payable without prepayment penalty within four (4) months from the giving of such notice. Notwithstanding the foregoing, it is understood and agreed that Grantor is not obligated to pay any portion of Grantee’s federal or state income or franchise or premium tax.
     (b) Grantor will pay (to the extent same are not paid from the escrowed funds provided for in Paragraph 1.04), before the same become delinquent, all taxes, liens, assessments and charges of every character including all utility charges, whether public or private, already levied or assessed or that may hereafter be levied or assessed upon or against the Premises; and upon demand will furnish Grantee evidence of the due and punctual payment of all such taxes, assessments and other fees and charges.
     (c) Grantor will not suffer any mechanic’s, materialman’s, laborer’s, statutory or other lien to be created and to remain outstanding upon all or any part of the Premises.
     1.03 Insurance.
     (a) Grantor shall procure for, deliver to and maintain for the benefit of Grantee, during the term of this Deed, original paid up insurance policies of insurance companies with a Best’s Rating of A-/VIII or higher, in amounts, in form and substance, and with expiration dates acceptable to Grantee and containing non-contributory standard mortgagee clauses, their equivalent or a satisfactory mortgagee loss payable endorsement in favor of Grantee, providing the following types of insurance on the Premises:
     (i) insurance against loss or damage by fire, lightning, vandalism and malicious mischief and against such other hazards as are presently included in so-called “standard all risk property insurance” and against such other insurable hazards as, under good insurance practices, from time to time are insured against for properties of similar character and location; the amount of which insurance (x) shall be not less than the balance of the indebtedness evidenced by the Note nor less than one hundred percent (100%) of the replacement cost of the Premises without deduction for depreciation and (y) shall be in an amount sufficient to prevent Grantor from becoming a co-insurer in any loss, and with a deductible satisfactory to Grantee considering the then current market conditions in the insurance industry;
     (ii) rent insurance against loss of income arising out of damage or destruction by fire, lightning, vandalism and malicious mischief and such other hazards as are presently included in so-called “extended coverage” in an amount not less than one hundred percent (100%) of twelve (12) months’ gross rental income from the Premises; and
     (iii) comprehensive public liability insurance covering claims for bodily injury, death and property damage, in an amount reasonably required by Grantee naming Grantee as an additional insured; and
     (iv) such other insurance on the Premises (other than terrorism) or any replacements or substitutions therefor and in such amounts as may from time to time be reasonably required by Grantee against other insurable casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of the improvements, their construction, location, use and occupancy, or any replacements or substitutions therefor.
All such insurance shall be written by companies and on policy forms satisfactory to Grantee, shall include a loss payable provision in Grantee’s favor, shall provide that the insurance may not be terminated, materially modified or allowed to lapse without at least thirty (30) days prior written notice to Grantee, and shall provide that any loss shall be payable notwithstanding any act or negligence of Grantor which might otherwise result in forfeiture of such insurance.
     (b) Grantee is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Paragraph 1.03, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Grantee, instead of to Grantor and Grantee jointly. In the event any insurance company fails to disburse directly and solely to Grantee but disburses instead either solely to Grantor or to Grantor and Grantee jointly, Grantor agrees immediately to endorse and transfer such proceeds to Grantee. Upon the failure of Grantor to endorse and transfer such proceeds as aforesaid, Grantee may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby irrevocably appoints Grantee as Grantor’s agent and attorney-in-fact so to do. After deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including attorney’s fees, Grantee may apply the net proceeds or any part thereof, at its option, (i) to the payment of the indebtedness hereby secured, at par, whether or not due and in whatever order Grantee elects, (ii) to the repair and/or restoration of the Premises, or (iii) for any other purpose or object for which Grantee is entitled to advance funds under this Deed; all without affecting the lien of this Deed. Grantee shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.
     Notwithstanding the aforesaid, Grantor shall assign all insurance proceeds relating to damage or destruction of the Secured Property Improvements and/or the Premises to Grantee. Grantee shall release the insurance proceeds to the Grantor as restoration progresses if the loss or damage from fire or other casualty is in an amount less than fifty percent (50%) of the then outstanding principal balance of the Note subject to the following conditions:
     (i) Grantor shall not be in default under the terms, conditions and requirements of the Note, this Deed or the other loan documents securing the Note (the “Loan Documents”) or any other agreements between Grantor and Grantee;
     (ii) The Secured Property Improvements shall be at least eighty percent (80%) leased after restoration pursuant to leases approved in writing by Grantee. The leases shall generate sufficient income to cover all operating expenses of the Premises and the debt service payment due on the Note;
     (iii) The Lease with Abrams Industries, Inc., must remain in full force and effect for the remaining lease term;
     (iv) Grantee shall approve in writing the Plans and Specifications for restoration;
     (v) There shall be sufficient funds on deposit at all times with Grantee to complete the rebuilding, as certified by an architect approved by Grantee;
     (vi) Grantor shall provide suitable completion, payment and performance bonds, and builder’s all risk insurance, in form, content, and amount acceptable to Grantee;
     (vii) The insurer shall not assert any defense to payment under such policies against the Grantor or any tenant of the Premises pursuant to the insurance policy covering the Premises;
     (viii) The size, quality and use of the Secured Property Improvements shall be the same as before the casualty;
     (ix) Grantee shall have the option of applying, at par, any surplus insurance proceeds which remain after rebuilding to the reduction of the then outstanding principal balance of the Note;
     (x) Funds shall be disbursed not more often than once each month and in not more than five (5) increments of not less than Twenty Five Thousand and 00/100 Dollars ($25,000.00) each, except for the last disbursement;
     (xi) Prior to any disbursement, an inspecting engineer/architect of Grantee’s choice, whose fees shall be paid by Grantor, shall certify completion of work in place in accordance with approved Plans and Specifications, and in accordance with all applicable building codes, zoning ordinances, and all other loan or federal governmental regulations. Grantor shall provide Grantee with executed lien waivers from all contractors who worked on the reconstruction of the Premises; and

     (xii) Grantor shall meet such other conditions as would customarily be required by a local construction lender, or are otherwise reasonable.
     If the loss or damage is greater than fifty percent (50%) of the then outstanding principal balance of the Note, such release of insurance proceeds shall be at Grantee’s sole option. If Grantee, in its sole discretion, does release the insurance proceeds to Grantor, such release shall be subject to the aforesaid conditions.
     (c) At least fifteen (15) days prior to the expiration date of each policy maintained pursuant to this Paragraph 1.03, a renewal or replacement thereof satisfactory to Grantee shall be delivered to Grantee. Grantor shall deliver to Grantee receipts evidencing the payment for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Deed or any other transfer of title to the Premises in extinguishment of the indebtedness secured hereby, all right, title and interest of Grantor in and to all insurance policies then in force shall pass to the purchaser or grantee.
     1.04 Monthly Deposits. To further secure the payment of the taxes and assessments referred to in Paragraph 1.02 and the premiums on the insurance referred to in Paragraph 1.03, Grantor will deposit with Grantee, on the due date of each monthly installment under the Note, a sum which, in the estimation of Grantee, shall be equal to one-twelfth (1/12) of the annual taxes, assessments and insurance premiums on the Premises; said deposits to be held by Grantee, free of interest and free of any liens or claims on the part of creditors of Grantor and as part of the security of Grantee, and to be used by Grantee to pay current taxes and assessments and insurance premiums on the Premises as the same accrue and are payable. Said deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Grantee. If said deposits are insufficient to pay the taxes and assessments and insurance premiums in full as the same become payable, Grantor will deposit with Grantee such additional sum or sums as may be required in order for Grantee to pay such taxes and assessments and insurance premiums in full. If said deposits for any calendar year are greater than that required in order for Grantee to pay such taxes and assessments and insurance premiums, then Grantee’s agent shall refund any such overpayment to Grantor on or before March 31 of the following year. Upon any default in the provisions of this Deed or the Note, Grantee may, at its option, apply any money in the fund resulting from said deposits to the payment of the indebtedness secured hereby in such manner as it may elect.
     1.05 Condemnation. In the event there hereafter occurs a condemnation (which term when used in this Deed shall include any damage or taking by any governmental authority or other entity having the power of eminent domain, and any transfer by private sale in lieu thereof), resulting in any damage or taking, either temporarily or permanently, of (i) all of the Premises or (ii) any part thereof or interest therein which in the sole but good faith judgment of Grantee reduces (y) the value of the remaining portion thereof or interest therein or (z) the rental income generated thereby so as to render such value or rental inadequate as security for the payment and performance of Grantor’s obligations under this Deed and the other Loan Documents or (iii) any part thereof which results in the Premises becoming in violation of applicable parking, zoning, platting other ordinances, or failing to comply with the terms of that certain lease with Abrams Industries, Inc., a Georgia corporation, then, and in any one of said events, the entire indebtedness secured hereby shall, at the option of Grantee, become immediately due and without the imposition of a prepayment penalty. Grantee shall be entitled to receive all compensation, awards and other payments or relief thereof. Grantee is hereby authorized, at its option, to commence, appear in and prosecute, in its own or in Grantor’s name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Grantor to Grantee. After deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including attorney’s fees, Grantee may apply the net proceeds or any part thereof, at its option, (a) to the payment of the indebtedness hereby secured, whether or not due and in whatever order Grantee elects, (b) to the repair and/or restoration of the Premises or (c) for any other purposes or objects for which Grantee is entitled to advance funds under this Deed, all without affecting the lien of this Deed; and any balance of such monies then remaining shall be paid to Grantor. Grantor agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as Grantee may require.
     1.06 Care of Premises.
     (a) Grantor will keep the buildings, parking areas, roads and walkways, recreational facilities, landscaping and all other improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste, and will not do so or suffer to be done anything which will increase the risk of fire or other hazard to the Premises or any part thereof.
     (b) Grantor will not (nor will it allow any tenant or any other person to) remove or demolish nor alter the structural character of any improvement located on the Land without the written consent of Grantee.
     (c) If the Premises or any part thereof is damaged by fire or any other cause, Grantor will give immediate written notice thereof to Grantee.
     (d) Grantee or its representative is hereby authorized to enter upon and inspect the Premises at any time during normal business hours.
     (e) Grantor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority (including, but not limited to, all environmental and ecological laws and regulations) affecting the Premises or any part thereof. Without in any manner limiting the generality of the foregoing, Grantor agrees to comply with any and all Federal, State or Local legislation, rules and regulations relating to environmental protection including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986, and such other legislation, rules and regulations as are in, or may come into, effect and apply to the Grantor, the Grantee, the transactions contemplated hereby or the collateral thereof or any occupancy users thereof, whether as lessees, tenants, licensees, or otherwise. Grantor shall indemnify and hold Grantee harmless against any and all claims, costs or expenses relating to such environmental protection provisions notwithstanding any exculpatory or nonrecourse provisions in the Loan Documents.
     (f) Without in any manner limiting the generality of subparagraph (e) above, Grantor agrees to comply with the Americans With Disabilities Act and any amendments thereto.
     (g) If all or any part of the Premises shall be damaged by fire or other casualty, Grantor will promptly restore the Premises to the equivalent of its original condition; and if a part of the Premises shall be damaged through condemnation, Grantor will promptly restore, repair or alter the remaining portions of the Premises in a manner satisfactory to Grantee. Notwithstanding the foregoing, Grantor shall not be obligated to so restore unless in each instance, Grantee agrees to make available to Grantor (pursuant to a procedure satisfactory to Grantee) any net insurance or condemnation proceeds actually received by Grantee hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Grantor of its obligation to restore. In the event all or any portion of the Premises shall be damaged or destroyed by fire or other casualty or by condemnation, Grantor shall promptly deposit with Grantee a sum equal to the amount by which the estimated cost of the restoration of the Premises (as determined by Grantee in its good faith judgment) exceeds the actual net insurance or condemnation proceeds received by Grantee in connection with such damage or destruction.
     1.07 Leases and Other Agreements Affecting Property. Grantor will duly and punctually perform all terms, covenants, conditions and agreements binding upon it under any lease or any other agreement of any nature whatsoever which involves or affects the Premises or any part thereof. Grantor will, at the request of Grantee, furnish Grantee with executed copies of all leases now or hereafter created upon the Premises or any part thereof, and all leases now or hereafter entered into will be in form and substance subject to the prior approval of Grantee. Grantor will not, without the express written consent of Grantee, modify, surrender or terminate, either orally or in writing, any lease now existing or hereafter created upon the Premises or any part thereof, nor will Grantor permit an assignment or a subletting by any tenant without the prior express written consent of Grantee. Grantor will not accept payment of rent more than one (1) month in advance without the prior express written consent of Grantee. In order to further secure payment of the Note and the observance, performance and discharge of Grantor’s obligations, Grantor hereby assigns, transfers and sets over unto Grantee all of Grantor’s right, title and interest in, to and under all present and future leases affecting the Premises or any part thereof and in and to all of the rents, issues, profits, revenues, awards and other benefits now or hereafter arising from the use and enjoyment of the Premises or any part thereof; reserving only the right to Grantor to collect the same so long as no Event of Default exists hereunder.

     The foregoing part of this Paragraph 1.07 to the contrary notwithstanding, Grantor shall have the following rights respecting the Leases without having to obtain the prior written consent of Grantee: (w) Grantor may deal with smaller tenants (those leasing five percent (5%) of the Secured Property Improvements or less) in the ordinary course of business, including, without limitation, any of the matters specified above in Paragraph 1.07 which would otherwise require Grantee’s consent but for this item (w); (x) as provided in the existing License Agreement with Abrams Industries, Inc., Grantor, as landlord, may terminate the License Agreement for the 4,210 square feet (Suite 300) by providing thirty (30) days’ prior written notice to said tenant but only in the event that Grantor has entered into a lease for said space under terms approved in writing by Grantee with a tenant having a business reputation and credit worthiness approved in writing by Grantee, which approvals shall not be unreasonably withheld; (y) Grantor may give consent to any assignment by a tenant under any of the leases in the event the assignment is to a new tenant having better credit than the assigning tenant, such new tenant, and its business reputation and credit, being subject to the written approval of Grantee which shall not unreasonably be withheld; and (z) with respect to all leases, Grantor may act in the ordinary course of business as market conditions dictate and in a commercially reasonable manner subject, however, to Grantee’s right of consent and/or approval of certain matters as set forth in this Paragraph 1.07, such consent and/or approval not to be unreasonably withheld.
     In addition, with respect to any written consent or approval of Grantee pursuant to this Paragraph 1.07, Grantee shall notify Grantor if Grantee does not consent to or approve such matter within ten (10) business days after receipt from Grantor of a request to consent to or approve of any of the matters requiring Grantee’s consent or approval together with receipt of the required relevant information. In the event that Grantee does not notify Grantor that Grantee has not consented to or approved the requested matter within ten (10) business days, the requested matter shall be deemed consented to or approved by Grantee.
     As an accommodation to Grantor, Grantee will approve a standard lease form. Notwithstanding the approval of a standard lease form, Grantee specifically reserves the right to approve each lease hereinafter entered into wherein (i) the tenant occupies more than five percent (5%) of the net leasable area of the Secured Property Improvements; (ii) where the lease term, excluding renewal options, exceeds three (3) years; (iii) where the use of the premises may be different than the standard building use regardless of length of lease term or square footage; (iv) where the use may be potentially hazardous (x-ray laboratories, etc.); or (v) where there are restrictions on competing stores in a shopping center or other similar project. Grantor may deal with smaller tenants (those taking five percent [5%] of the space or less) in the ordinary course of business without Grantee’s consent. Grantee shall notify Grantor within ten (10) business days after receipt from Grantor of a request to approve a lease requiring approval together with receipt of the required relevant information if Grantee does not approve the lease. In the event that Grantee does not notify Grantor that Grantee has not approved the proposed lease within such ten (10) business days, the lease shall be deemed approved.
     1.08 Security Agreement. With respect to the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, articles of personal property, chattels, chattel paper, documents, inventory, accounts, farm products, consumer goods and general intangibles referred to or described in this Deed, or in any way connected with the use and enjoyment of the Premises, this Deed is hereby made and declared to be a security agreement encumbering each and every item of such property included herein as a part of the Premises, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of Georgia. Upon request by Grantee, at any time and from time to time, a financing statement or statements reciting this Deed to be a security agreement affecting all of such property shall be executed by Grantor and Grantee and appropriately filed. The remedies for any violation of the covenants, terms and conditions or the security agreement contained in this Deed shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Grantee’s sole election. Grantor and Grantee agree that the filing of any such financing statement or statements in the records normally having to do with personal property shall not in any way affect the agreement of Grantor and Grantee that everything used in connection with the production of income from the Premises or adapted for use therein or which is described or reflected in this Deed, is, and at all times and for all purposes and in all proceedings, both legal or equitable, shall be, regarded as part of the real estate conveyed hereby regardless of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in an exhibit to this Deed, or (iii) any such item is referred to or reflected in any such financing statement or statements so filed at any time. Similarly, the mention in any such financing statement or statements of the rights in and to (i) the proceeds of any fire and/or hazard insurance policy, or (ii) any award in eminent domain proceedings for a taking or for loss of value, or (iii) Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Premises, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of Grantee as determined by this Deed or affect the priority of Grantee’s security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement or statements is solely for the protection of Grantee in the event any court shall at any time hold with respect to the foregoing clauses (i), (ii) or (iii) of this sentence, that notice of Grantee’s priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.
     1.09 Further Assurances; After Acquired Property. At any time, and from time to time, upon request by Grantee, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Grantee and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Grantee, any and all such other and further deeds to secure debt, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Grantee, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Grantor under the Note and under this Deed and (b) the lien of this Deed as a first and prior lien upon and security title in and to all of the Premises, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor so to do, Grantee may make, execute, record, file, rerecord and/or refile any and all such deeds to secure debt, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Grantor and Grantor hereby irrevocably appoints Grantee the agent and attorney-in-fact of Grantor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Premises or any part thereof.
     1.10 Expenses. Grantor will pay or reimburse Grantee, upon demand therefor, for all attorney’s fees, costs and expenses (including, but not limited to, fees relating to appraisals and environmental audits) incurred by Grantee in any suit, action, legal proceeding or dispute of any kind in which Grantee is made a party or appears as party plaintiff or defendant affecting the indebtedness secured hereby, this Deed or the interest created herein, or the Premises, including, but not limited to, the exercise of the power of sale contained in this Deed, any condemnation action involving the Premises or any action to protect the security hereof; and any such amounts paid by Grantee shall be added to the indebtedness secured by the lien of this Deed.
     1.11 Estoppel Affidavits. Grantor, upon ten (10) days’ prior written notice, shall furnish Grantee a written statement, duly acknowledged, setting forth the unpaid principal of, and interest on, the indebtedness secured hereby and whether or not any offsets or defenses exist against such principal and interest.
     1.12 Subrogation. Grantee shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the indebtedness secured hereby.
     1.13 Books, Records, Accounts and Annual Reports. Grantor will keep and maintain or will cause to be kept and maintained proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Premises. Grantee shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Grantor or such other person or entity maintaining such books, records and accounts and to make copies or extracts thereof as Grantee shall desire. Grantor will furnish to Grantee (i) annually within ninety (90) days after the end of each fiscal year of Grantor a report of the Premises for the next previous fiscal year, prepared by an officer of Grantor, and containing a profit and loss statement for the Premises, and (ii) all supporting schedules covering the operations of the Premises including detailed income and expense statements, all in reasonable detail to the satisfaction of Grantee, and accompanied by the certification of an officer of Grantor as to the accuracy thereof. Such statements shall agree with the statements of Abrams Properties, Inc. referenced below, provided that such income and expense statements are prepared in a manner that separates the income and expenses for the Premises from the financial statements of Abrams Properties, Inc. Grantor shall deliver to Grantee, annually (unless otherwise requested by Grantee, and then semi-annually), a certified rent roll showing the names of all tenants, the amount of space leased, the annual rental amount being paid, the rent per square foot, any participation rent or expense reimbursements being paid by the tenants, the lease expiry date, the amount of the security deposit, and the amount of vacant space. Grantor shall provide such information annually within said 90-day period. Also, Grantor shall deliver to Grantee, annually, financial statements of Abrams Properties, Inc., a Georgia corporation, which shall include Grantor, prepared by a Certified Public Accountant satisfactory to Grantee, within three (3) months after the close of its fiscal year.

     1.14 Limit of Validity. If from any circumstance whatsoever fulfillment of any provision of this Deed or of the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Deed or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Paragraph 1.14 shall control every other provision of this Deed and of the Note.
     1.15 Restrictions Against Future Conveyances and Encumbrances. Grantor hereby acknowledges, confirms and agrees to and with Grantee that, in extending the indebtedness evidenced by the Note at the rate of interest and upon the other terms therein and herein set forth, (i) Grantee justifiably has relied, and continues to rely, upon the identity, creditworthiness and development and management expertise of Grantor as the means of the repayment of such indebtedness and of maintaining the value of the Premises which constitutes Grantee’s security therefor and (ii) that any change in such identity, creditworthiness or expertise or any further encumbrance of Grantor’s equity in the Premises could materially impair or jeopardize Grantee’s said security or means of repayment. Grantor further acknowledges (i) that the terms and rate of interest upon which such indebtedness has been extended to Grantor constitute a transaction which has been bargained for at arm’s length solely between, and which is unique to, Grantor and Grantee, (ii) that in all likelihood Grantee would not have extended such financing upon such rate of interest and other aforementioned terms and security to any party other than Grantor and (iii) that Grantee should be entitled, as a matter of business practice and contractual freedom, to elect whether to conduct business with parties other than Grantor upon the rate of interest, other terms and security originally contracted for between Grantor and Grantee with respect to said indebtedness.
     Grantor will not change or dissolve its limited liability company status prior to maturity or satisfaction of the loan without prior written approval of Grantee, such approval not to be unreasonably withheld. However, in the event of the death of a member, Grantor not otherwise being in default under the Note, this Deed, or any other instruments securing this loan, and upon prior written application to Grantee, within ninety (90) days of the date of death of such deceased partner, supported by such additional documentation as Grantee (in its sole discretion) may require, Grantee shall permit the transfer of such deceased member’s interest to his heirs or testamentary beneficiaries; provided, further, that any such heir or beneficiary must first execute such documentation required by Grantee, by which such proposed transferee shall assume and guarantee that proportional share of the personal liability of the deceased partner, stockholder, trustee or member, as the case may be. Since the Loan is non-recourse except for those specific items which the partner, stockholder, trustee or member, as case may be, is specifically liable under Paragraph 3.06 of this Deed, then the proposed transferee shall also assume and guarantee all those items outlined under the Non Recourse section of this Deed. It is understood that in any such situation, Grantor shall be solely liable for any and all legal and administrative expenses of Grantee required to consummate the necessary documentation, including, but not limited to in the event Grantor changes or dissolves its limited liability status, a title examination showing no adverse title consequences since the original funding hereof and such formal opinions of counsel as Grantee in its sole discretion shall require.
     In the event of a transfer of ownership interests among related entities of Grantor and entities fifty-one percent (51%) or more controlled by Abrams Industries, Inc., a Georgia corporation, or Abrams Properties, Inc., a Georgia corporation (the “Guarantor”), Grantor not otherwise being in default under the Note, this Deed or any other documents securing the Note and upon prior written application to Grantee, supported by such additional documentation as Grantee (in its sole discretion) may require, including, but not limited to, copies of the proposed new partnership agreement, articles of incorporation, trust agreement or limited liability company agreement, as the case may be, proposed instruments of conveyance, updated title report (showing no adverse title consequences since funding), financial statements, credit reports or other financial information, Grantee shall permit the transfer; provided further, that any such transferee shall assume and guarantee all those items outlined under Paragraph 3.06 of this Deed. It is understood that in any such situation, Grantor shall be solely liable for any and all legal and administrative expenses of Grantee required to consummate the necessary documentation. Grantee will charge an administrative fee for processing any application seeking its permission and consent to such a transfer. The minimum fee is One Thousand and 00/100 Dollars ($1,000.00), but said fee is subject to adjustment by Grantee based upon the time spent to administer the requested change. There shall be no transfer fee in the event of a transfer of ownership interest.
     Grantor covenants and agrees with Grantee that except as set forth above on sale or transfer of (i) all or any part of the Premises or any interest therein, or (ii) all of or any part of the beneficial interest in Grantor (if Grantor is not a natural person or persons but is a corporation, partnership, trust or other legal entity), Grantee may, at Grantee’s option, declare all of the sums secured by this Deed to be immediately due and payable unless Grantee has consented to such sale or transfer, provided, however, Grantee agrees not to unreasonably withhold its consent to a sale, transfer or encumbrance of the Premises or transfer of a beneficial interest in Grantor upon prior written notice and full and complete disclosure to Grantee of all pertinent information effecting such sale, transfer or encumbrance. Grantee’s consent to any such transfer shall be made only when the transferee’s creditworthiness and management ability are satisfactory to Grantee, and the transferee has executed, prior to the sale or transfer, a written assumption agreement. In addition, in the event of an approved transfer of the Premises, a management agreement acceptable to Grantee will be required with a company approved by Grantee.
     In the event Grantee approves a sale or transfer of the Premises, Grantor shall pay to Grantee a fee equal to one percent (1.00%) of the outstanding principal balance of the loan, plus all legal and administrative expenses of Grantee required to consummate the necessary documentation, including, but not limited to, a title examination showing no adverse title consequences since the original funding of the loan, and such formal opinions of counsel as Grantee in its sole discretion shall require. Should Grantee approve a transfer, there will be no change in the terms and provisions of this loan, and no additional collateral or guaranties will be required other than the subsequent transferee shall assume the obligations of Grantor under the Note, this Deed, the Environmental Indemnification Agreement of even date in favor of Grantee and all other Loan Documents. This right of transfer shall apply only to Grantor and not to any subsequent transferee.
     Grantee shall also be entitled, at its option, to declare an Event of Default hereunder, if, without obtaining Grantee’s prior written consent, Grantor creates, or permits to be created, any other lien or encumbrance (except as above provided) against all or any portion of the Premises or any interest therein or fails to pay, when the same shall become due, or bond off all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a lien on all or any portion of the Premises or any interest therein or on the revenues, rents, issues, income and profits arising therefrom.
     No such consent by Grantee, and no waiver by Grantee of an Event of Default under this Paragraph 1.15, shall constitute a consent to or waiver of any right, remedy or power of Grantee upon or with respect to any subsequent Event of Default hereunder.
     The terms and provisions of this Paragraph 1.15 shall control and supersede any contrary terms or provisions contained in the Note, this Deed or any other document, agreement or instrument now or hereafter evidencing, securing or otherwise relating to the obligations secured hereby.
     1.16 Letter(s) of Credit. In order to provide collateral to Grantee in addition to the Premises, Grantor shall be required to provide Grantee with certain letters of credit as hereinafter provided. Prior to the closing of the Loan, Grantor shall provide a letter of credit in the amount of $150,000.00 which letter of credit will expire no earlier than sixty (60) days after the first day of the second loan year. Prior to the first day of the second loan year, Grantor must renew or replace the letter of credit with one or more letters of credit so that Grantee has one or more letters of credit aggregating $150,000.00 during the second and third loan years and that said letter(s) of credit will expire no earlier than sixty (60) days after the first day of the third and fourth loan years respectively. Prior to the first day of the fourth loan year, Grantor must deliver to Grantee one or more letters of credit aggregating $300,000.00 and said letter(s) of credit must be renewed or replaced with one or more letters of credit so that Grantee has one or more letters of credit aggregating $300,000.00 during the fourth, fifth and sixth loan years which letter(s) of credit will expire no earlier than sixty (60) days after the first day of the fifth, sixth and seventh loan years respectively. Prior to the first day of the seventh loan year, Grantor must deliver to Grantee one or more letters of credit aggregating $450,000.00 which letter(s) of credit will expire no earlier than sixty (60) days after the first day of the eighth, ninth and tenth loan years respectively. In no event shall the letter(s) of credit of $450,000.00 which will be held by Grantee in the tenth loan year expire earlier than sixty (60) days after the maturity date of the Loan. The failure of Grantor to provide the letter(s) of credit specified in this Paragraph 1.16 shall constitute a monetary default under the Loan. In the event that Grantor defaults under the Loan and such default is not cured within any applicable notice and right to cure period, Grantee may draw upon or cash the letter(s) of credit just as Grantee may realize upon the Premises. In the event that Grantor pays the Loan in full, the letter(s) of credit shall be returned to Grantor without having been drawn upon by Grantee, no later than five (5) business days after payment of the Loan.

     Any letter of credit required in this Paragraph 1.16 shall mean an irrevocable, unconditional, in Grantee’s sole discretion, letter of credit issued by a commercial bank acceptable to Grantee with said bank having total assets of at least $2,000,000,000.00. Grantor and Guarantor shall personally, jointly, severally, and unconditionally guarantee payment of any letters of credit and any renewals and/or replacements thereof, in the event the bank issuing the letter of credit becomes insolvent, files for bankruptcy, has bankruptcy filed against it, is closed (either temporarily or permanently), is placed in receivership, conservatorship, or liquidation by the Federal Deposit Insurance Corporation or any other local, state, or federal governmental agency, or if the bank refuses or fails to honor the letters of credit when presented by Grantee. In addition, in the event any of the aforementioned situations take place, Grantee in its sole discretion, may require Grantor to obtain a replacement letter(s) of credit from a bank or other financial institution acceptable to Grantee, in its sole discretion, or may require Grantor to pledge other security acceptable to Grantee, in its sole discretion, with respect to the obligation secured by the letters of credit.
ARTICLE II
     2.01 Events of Default. The terms “Default”, “default”, “Event of Default” or “Events of Default”, wherever used in this Deed, shall mean any one or more of the following events:
     (a) Failure by Grantor to pay any installment of principal or interest or deposits as required by the Note or by this Deed; or
     (b) Failure by Grantor to duly observe or perform any other term, covenant, condition or agreement of this Deed not cured within thirty (30) days after written notice from Grantor to Grantee thereof, provided, however, if such default cannot be cured within said thirty (30)-day period, Grantor shall have a reasonable time to cure the default provided (i) Grantor takes action to cure the default within said thirty (30)-day period and (ii) Grantor is, in Grantee’s sole judgment, working diligently to complete the cure;
     (c) Failure by Grantor to duly observe or perform any term, covenant, condition or agreement in any assignment of lease(s) or any other agreement given or made as additional security for the performance of the Note or this Deed; or
     (d) Any warranty of Grantor contained in this Deed or in any other instrument, document, transfer, conveyance, assignment or loan agreement given by Grantor with respect to the indebtedness secured hereby, proves to be untrue or misleading in any material respect; or
     (e) The filing by Grantor of a voluntary petition in bankruptcy or Grantor’s adjudication as a bankrupt or insolvent, or the filing by Grantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Grantor’s seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of Grantor or of all or any substantial part of the Premises or of any or all of the rents, issues, profits or revenues thereof, or the making by Grantor of any general assignment for the benefit of creditors, or the admission in writing by Grantor of its inability to pay its debts generally as they become due; or
     (f) The entry by a court of competent jurisdiction of an order, judgment or decree approving a petition filed against Grantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of Grantor or of all or any substantial part of the Premises or of any or all of the rents, issues, profits or revenues thereof without the consent or acquiescence of Grantor, which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or
     (g) Abrams Properties, Inc., the Guarantor under that certain Unconditional Guaranty of Payment and Performance of even date in favor of Grantee, fails to have as of the date hereof and maintain thereafter a minimum net worth of $2,000,000.00.
     2.02 Acceleration of Maturity. If an Event of Default shall have occurred, then the entire indebtedness secured hereby shall, at the option of Grantee, immediately become due and payable without notice or demand, time being of the essence of this Deed; and no omission on the part of Grantee to exercise such option when entitled to do so shall be construed as a waiver of such right.
     2.03 Grantee’s Right to Enter and Take Possession, Operate and Apply Revenues.
     (a) If an Event of Default shall have occurred and be continuing, Grantor, upon demand of Grantee, shall forthwith surrender to Grantee the actual possession of the Premises and, if and to the extent permitted by law, Grantee itself, or by such officers or agents as it may appoint, may enter and take possession of all the Premises without the appointment of a receiver, or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor.
     (b) If Grantor shall for any reason fail to surrender or deliver the Premises or any part thereof after such demand by Grantee, Grantee may obtain a judgment or decree conferring upon Grantee the right to immediate possession or requiring Grantor to deliver immediate possession of the Premises to Grantee, to the entry of which judgment or decree Grantor hereby specifically consents. Grantor will pay to Grantee, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Grantee, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Deed.

     (c) Upon every such entering upon or taking of possession, Grantee may hold, store, use, operate, manage and control the Premises and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Premises insured; (iii) manage and operate the Premises and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Grantee, all as Grantee from time to time may determine to be in its best interest. Grantee may collect and receive all the rents, issues, profits and revenues from the Premises, including those past due as well as those accruing thereafter, and, after deducting (aa) all expenses of taking, holding, managing and operating the Premises (including compensation for the services of all persons employed for such purposes); (bb) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (cc) the cost of such insurance; (dd) such taxes, assessments and other similar charges as Grantee may at its option pay; (ee) other proper charges upon the Premises or any part thereof; and (ff) the reasonable compensation, expenses and disbursements of the attorneys and agents of Grantee, Grantee shall apply the remainder of the monies and proceeds so received by Grantee, first to the payment of accrued interest; second to the payment of deposits required in Paragraph 1.04; and third to the payment of overdue installments of principal.
     (d) Whenever all that is due upon such interest, deposits and principal installments and under any of the terms, covenants, conditions and agreements of this Deed, shall have been paid and all Events of Default made good, Grantee shall surrender possession of the Premises to Grantor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.
     2.04 Performance by Grantee of Defaults by Grantor. If Grantor shall Default in the payment, performance or observance of any term, covenant or condition of this Deed, Grantee may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Grantee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Grantee with interest thereon at the default rate provided in the Note. Grantee shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Grantee is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.
     2.05 Receiver. If an Event of Default shall have occurred and be continuing, Grantee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the indebtedness secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Premises and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of Georgia. Grantor will pay to Grantee upon demand all expenses, including receiver’s fees, attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Paragraph 2.05; and all such expenses shall be secured by this Deed.
     2.06 Enforcement.
     (a) If an Event of Default shall have occurred and be continuing, Grantee, at its option, may sell the Premises or any part of the Premises or any interest therein at public sale or sales before the door of the courthouse of the county in which the Premises or any part of the Premises is situated, to the highest bidder for cash, in order to pay the indebtednesses secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including actual attorney’s fees, if incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said county. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Premises or any part of the Premises in fee simple or any other interest therein, with full warranties of title and to this end, Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title or equity that Grantor may have in and to the Premises and to vest the same in the purchaser or purchasers at such sale or sales, all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all indebtednesses secured hereby.
     (b) If an Event of Default shall have occurred and be continuing, Grantee may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Paragraph 2.06, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Note (subject to Paragraph 3.06 hereof) or the performance of any term, covenant, condition or agreement of this Deed of any other right, and (ii) to pursue any other remedy available to it, all as Grantee shall determine most effectual for such purposes.
     2.07 Purchase by Grantee. Upon any foreclosure sale, Grantee may bid for and purchase that portion of or interest in the Premises then being so sold, and shall be entitled to apply all or any part of the indebtedness secured hereby as a credit to the purchase price.

     2.08 Application of Proceeds of Sale. In the event of a foreclosure sale of all or any part of the Premises or of any interest therein, the proceeds of said sale shall be applied, first, to the expenses of such sale and of all proceedings in connection therewith, including attorney’s and trustee’s fees, then to insurance premiums, liens, assessments, taxes and charges including utility charges advanced by Grantee, then to payment of the outstanding principal balance of the indebtedness secured hereby, then to the accrued interest on all of the foregoing, and finally the remainder, if any, shall be paid to Grantor.
     2.09 Grantor as Tenant Holding Over. In the event of any such foreclosure sale by Grantee, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.
     2.10 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Grantor agrees to the full extent permitted by law, that in case of a Default on the part of Grantor hereunder, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed, or the absolute sale of the Premises, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.
     2.11 Leases. Grantee, at its option, is authorized to foreclose this Deed subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Grantee to collect the sums secured hereby.
     2.12 Discontinuance of Proceedings and Restoration of the Parties. In case Grantee shall have proceeded to enforce any right, power or remedy under this Deed by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Grantee, then and in every such case Grantor and Grantee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Grantee shall continue as if no such proceeding had been taken.
     2.13 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Grantee by this Deed is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     2.14 Waiver.
     (a) No delay or omission of Grantee or of any holder of the Note to exercise any right, power or remedy accruing upon any Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default, or acquiescence therein; and every right, power and remedy given by this Deed to Grantee may be exercised from time to time and as often as may be deemed expedient by Grantee. No consent or waiver, expressed or implied, by Grantee to or of any breach or Default by Grantor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or Default in the performance of the same or any other obligations of Grantor hereunder. Failure on the part of Grantee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Grantee of its rights hereunder or impair any rights, powers or remedies consequent on any breach or Default by Grantor.
     (b) If Grantee (i) grants forbearance or an extension of time for the payment of any sums secured hereby; (ii) takes other or additional security for the payment of any sums secured hereby; (iii) waives or does not exercise any right granted herein or in the Note; (iv) releases any part of the Premises from the lien of this Deed or otherwise changes any of the terms, covenants, conditions or agreements of the Note or this Deed; (v) consents to the filing of any map, plat or replat affecting the Premises; (vi) consents to the granting of any easement or other right affecting the Premises; or (vii) makes or consents to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Note (subject to Paragraph 3.06 hereof), this Deed or any other obligation of Grantor or any subsequent purchaser of the Premises or any part thereof, or any maker, cosigner, endorser, surety or guarantor; nor shall any such act or omission preclude Grantee from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Grantee, shall the lien of this Deed be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Premises, Grantee, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Premises or the indebtedness secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.
     2.15 Suits to Protect the Premises. Grantee shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Premises by any acts which may be unlawful or in violation of this Deed, (b) to preserve or protect its interest in the Premises and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Grantee.
     2.16 Grantee May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Grantee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Grantee allowed in such proceedings for the entire amount due and payable by Grantor under this Deed at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.
     2.17 WAIVER OF GRANTOR’S RIGHTS. BY EXECUTION OF THIS DEED AND BY INITIALING THIS PARAGRAPH 2.17, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE PREMISES BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED; (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS DEED; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS DEED; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION:
INITIALED BY GRANTOR: ______
ARTICLE III
     3.01 Successors and Assigns. This Deed shall inure to the benefit of and be binding upon Grantor and Grantee and their respective heirs, executors, legal representatives, successors and assigns. Whenever a reference is made in this Deed to Grantor or Grantee such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Grantor or Grantee.
     3.02 Terminology. All personal pronouns used in this Deed whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Deed itself, and all references herein to Articles, Paragraphs or subparagraphs thereof, shall refer to the corresponding Articles, Paragraphs or subparagraphs thereof, of this Deed unless specific reference is made to such Articles, Paragraphs or subparagraphs thereof of another document or instrument.
     3.03 Severability. If any provision of this Deed or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Deed and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
     3.04 Applicable Law. This Deed shall be interpreted, construed and enforced according to the laws of the state wherein the Land is situated.
     3.05 Notices, Demands and Requests. All notices, demands or requests provided for or permitted to be given pursuant to this Deed must be in writing and shall be deemed to have been properly given or served by depositing the same in the United States Mail, postage prepaid and registered or certified return receipt requested and addressed to the addresses set forth on the first page hereof. All notices, demands and requests shall be effective upon being deposited in the United States Mail. However, the time period in which a response to any notice, demand or request must be given, if any, shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. By giving at least thirty (30) days written notice thereof, Grantor or Grantee shall have the right from time to time and at any time during the term of this Deed to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.
     3.06 Non Recourse. Grantor’s liability with respect to the payment of principal and interest as required under the Note shall be non recourse and Grantee’s remedies for the repayment of the indebtedness and Grantor’s other obligations under the Note and under any of the other Loan Documents shall be limited to the Premises and Grantee’s receipt of the rents, issues and profits from the Premises. Grantee shall make no efforts to extract payments out of any other assets of Grantor or from any person or entity comprising Grantor or to seek judgment (except as hereinafter provided) for any sums which are or may be payable under the Note, this Deed or any other documents securing the Note, as well as any claim or judgment (except as hereinafter provided) for any deficiency remaining after foreclosure of this Deed. Notwithstanding the above, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by the Note or the security therefor intended by the other Loan Documents or be deemed to preclude Grantee from exercising its rights to foreclose this Deed or to enforce any of its other rights or remedies under the Loan Documents. It is expressly understood and agreed that the aforementioned limitation on liability shall in no way affect or apply to Grantor’s or Guarantor’s liability and continued liability for any loss suffered by or liability assessed against Grantee for the following terms:

     (a) Fraud or misrepresentation made in connection with the Note or any of the other Loan Documents governing, securing, or pertaining to the payment thereof;
     (b) Failure to pay taxes prior to delinquency or to pay assessments, charges for labor or materials, or any other charges which may create liens on any portion of the Premises;
     (c) The misapplication of (i) proceeds of insurance covering any portion of the Premises; or (ii) proceeds from the sale or condemnation of any portion of the Premises; or (iii) rentals received by or on behalf of Grantor subsequent to the date on which Grantee makes written demand therefor pursuant to any instrument governing, securing, or pertaining to the payment of the Note;
     (d) Causing or permitting waste to occur in, on, or about the Premises and failure to maintain the Premises, excepting ordinary wear and tear;
     (e) The payment to Grantee upon Grantee’s acquisition of title to the Premises of all unearned advance rentals and security deposits paid by tenants of the Premises and not refunded to or forfeited by such tenants;
     (f) The payment to Grantee of any and all fees paid to Grantor by tenants of the Premises, which fees permit tenants to terminate their leases and which fees are paid to Grantor after Grantee has given Grantor notice of an event of default under the Note or any of the other Loan Documents;
     (g) Loss by fire or casualty to the extent not compensated by insurance proceeds collected by Grantee;
     (h) The return of, or reimbursement for, all personal property owned by Grantor taken from the Premises by or on behalf of Grantor, out of the ordinary course of business, and not replaced by items of equal or greater value than the original value of the personal property so removed;
     (i) All court costs and reasonable attorney’s fees actually incurred which are provided for in the Note or in any other Loan Documents governing, securing, or pertaining to the payment of the Note;
     (j) (i) Removal of any chemical, material, or substance in excess of legal limits to which exposure is prohibited, limited, or regulated by any federal, state, county, or local authority which may or could pose a hazard to the health and safety of the occupants of the Premises, regardless of the source of origination, (ii) the restoration of the Premises to comply with all governmental regulations pertaining to hazardous waste found in, on, or under the Premises, regardless of the source of origination, and (iii) any indemnity or other agreement to hold Grantee harmless from and against any and all losses, liabilities, damages, injuries, costs, and expenses of any and every kind arising as a result of the existence and/or removal of hazardous materials, toxic substances, or hazardous waste and from the violation of hazardous waste laws. Grantor or Guarantors shall not be liable hereunder if the Premises became contaminated subsequent to Grantee’s acquisition of the Premises by foreclosure or acceptance of a deed in lieu thereof upon Grantor’s delivery to Grantee of a then current, written Phase I environmental audit report, prepared by an environmental engineer acceptable to Grantee, which is satisfactory to Grantee in form and content and which complies with Grantee’s current environmental audit requirements stating that the Premises are free from the presence of hazardous materials. In the event Grantee determines a Phase II environmental audit report may be necessary after reviewing the Phase I report, Grantee, in its sole discretion, may require said Phase II report be prepared by an environmental engineer acceptable to Grantee. Such report must be satisfactory to Grantee in form and content and must comply with Grantee’s current environmental audit requirements stating that the Premises are free from the presence of hazardous materials. Grantor shall be solely responsible to pay for all such reports. All such reports shall be delivered to Grantee prior to the completion of any foreclosure action or deed-in-lieu.
     Liability under this exception (j) shall extend beyond repayment of the Note and compliance with the terms of this Deed unless at the time of repayment Grantor or Guarantor(s) provides Grantee with a then current, written Phase I environmental audit report, prepared by an environmental engineer acceptable to Grantee, which is satisfactory to Grantee in form and content and which complies with Grantee’s current environmental audit requirements stating that the Premises are free from the presence of hazardous materials. In the event Grantee determines a Phase II environmental audit report may be necessary after reviewing the Phase I report, Grantee, in its sole discretion, may require said Phase II report be prepared by an environmental engineer acceptable to Grantee. Such report must be satisfactory to Grantee in form and content and must comply with Grantee’s current environmental audit requirements stating that the Premises are free from the presence of hazardous materials. Grantor or Guarantor(s) shall be solely responsible to pay for all such reports. All such reports shall be delivered to Grantee prior to the completion of any foreclosure action or deed-in-lieu. The burden of proof under this section with regard to establishing the date upon which such chemical, material, or substance was placed or appeared in, on, or under the Premises shall be upon Grantor or Guarantor(s);
     (k) (i) Any and all costs incurred in order to cause the Premises to comply with the accessibility provisions of The Fair Housing Act of 1988, The Americans With Disabilities Act, and any other accessibility laws, and (ii) any indemnity or other agreement to hold Grantee harmless from and against any and all losses, liabilities, damages, injuries, costs, or expenses of any kind arising as a result of non-compliance with any accessibility laws; provided, however, Grantor or Guarantor(s) shall not be liable for compliance with any accessibility laws that first become effective, or for any violation of any accessibility laws resulting from alterations or improvements to the Premises that are performed, subsequent to Grantee’s actually taking possession of the Premises pursuant to foreclosure of this Deed or acceptance of a deed in lieu thereof;
     (l) Payment of any letter(s) of credit as specified in the next to last sentence of Paragraph 1.16 hereof.

     Moreover, Grantor and said Guarantor(s) shall become personally liable, jointly and severally, for the entire amount of the mortgage loan (including all principal, interest, and other charges under the Note) in the event that Grantor (i) violates the covenant governing the placing of subordinate financing on the Premises or (ii) violates the covenant restricting transfers of interests in the Premises or transfers of ownership interests in Grantor.
     The obligations of Grantor or Guarantor(s) in subparagraphs (a) through (k) above, except as provided herein, shall survive the repayment and satisfaction of the Note and mortgage loan.
     3.07 Reasonable Attorney’s Fees. Any reference made to the payment by Grantor to Grantee of attorney’s fees or of “reasonable attorney’s fees” shall mean and refer to the payment by Grantor to Grantee of actual attorney’s fees incurred based upon the attorney’s normal hourly rate and the number of hours worked, and not the attorney’s fees statutorily defined in O.C.G.A. § 13-1-11.

     IN WITNESS WHEREOF, Grantor has executed this Deed under seal, as of the day and year first above written.

Signed, sealed and delivered in the presence of:	1945 THE EXCHANGE, LLC, a Georgia limited liability company

/s/ [illegible]	By:	Abrams Properties, Inc., a Georgia

Unofficial Witness		corporation, its sole member

/s/ Catherine S. Moore Notary Public		By:	/s/ Melinda S. Garrett
[NOTARIAL SEAL] Commission Expiration Date:			Melinda S. Garrett, President (CORPORATE SEAL)

June 29, 2003

EXHIBIT “C”
(Description of “Debtor” and “Secured Party”)
A. Debtor:
1.	Name and identity or Corporate Structure: 1945 The Exchange, LLC.

2.	The residence or principal place of business of Debtor in the State of Georgia is located at 1945 The Exchange S.E., Suite 300, Atlanta, Georgia 30339.

3.	If Debtor has more than one place of business in the State of Georgia, Debtor’s chief executive office in the State of Georgia is located at the address specified in Item 2 above.

4.	Debtor has been using or operating under said name and identity or corporate structure without change since January 16, 1998.

B.	Secured Party:

THE OHIO NATIONAL LIFE INSURANCE COMPANY One Financial Way Cincinnati, Ohio 45242